CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of AutoChina International Limited (formerly known as Spring Creek Acquisition Corp.) on Form F-1 of our report dated May 7, 2009, related to the financial statements of AutoChina Group Inc. (formerly known as Auto China (Cayman) Limited) and subsidiaries as of December 31, 2008 and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ CROWE HORWATH LLP

Sherman Oaks, California
May 28, 2009